  Exhibit 99.1

HF Enterprises Inc. Announces Pricing of Initial Public Offering

Bethesda, MD / Nov. 23, 2020 / -- HF Enterprises Inc. (the “Company”), a diversified holding company principally engaged through its subsidiaries in property development, digital transformation technology and biohealth activities, today announced the pricing of its initial public offering of 2,160,000 shares of its common stock at a public offering price of $7.00 per share for gross proceeds of $15,120,000 before deducting offering expenses. In addition, the Company has granted Aegis Capital Corp. a 60-day option to purchase up to 15% of additional shares of common stock at the public offering price to cover over-allotments, if any. The shares are expected to begin trading on The Nasdaq Capital Market on November 24, 2020, under the symbol “HFEN.”

Aegis Capital Corp. is acting as lead bookrunning manager.

WestPark Capital, Inc. is acting as co-manager.

A registration statement relating to the shares of common stock being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on November 12, 2020. The offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained, when available, on the SEC's website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HF Enterprises Inc.

HF Enterprises Inc. is a diversified holding company principally engaged through its subsidiaries in property development, digital transformation technology and biohealth activities with operations in the United States, Singapore, Hong Kong, Australia and South Korea. The Company manages its three principal businesses primarily through its subsidiary, Alset International Limited (formerly known as “Singapore eDevelopment Limited”), a public company traded on the Singapore Stock Exchange. Through this subsidiary (and indirectly, through other public and private U.S. and Asian subsidiaries), the Company is actively developing two significant real estate projects near Houston, Texas and in Frederick, Maryland in the property development segment. The Company has designed applications for enterprise messaging and e-commerce software platforms in the United States and Asia in the digital transformation technology business unit. The Company’s recent foray into the biohealth segment primarily includes research to treat neurological and immune-related diseases, nutritional chemistry to create a natural sugar alternative, research regarding innovative products to slow the spread of disease, and certain natural foods and supplements.

Investor Contact:

Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
Dave@redchip.com

Forward-Looking Statement Disclaimer

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, including the Company’s expectations regarding the proposed offering of the Company’s shares of common stock, including as to the consummation of the offering described above and the size of the offering are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company's filings with the SEC. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.